EXHIBIT 24




                                     CONSENT OF INDEPENDENT AUDITORS





                    THE BOARD OF DIRECTORS
                    NATIONAL PATENT DEVELOPMENT CORPORATION


                    We consent to incorporation by reference in the Registration
                    Statement (No.  33-71698, No. 33-66634 and No.
          33-63670) on Form
                    S-3 and the Registration Statement (No. 33-26261) on Form S-8 of
                    National Patent Development Corporation and subsidiaries of our report dated March 16, 1993, relating to the consolidated balance sheets of National Patent Development Corporation as of December
                    31, 1992 and 1991 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of  the years  in the three-year  period ended
          December 31,
                    1992, which report appears in Form 10-K/A for the year ended
                    December 31, 1992 of National Patent Development
          Corporation.



                                                       KPMG PEAT MARWICK





                    New York, New York














                    December 23, 1993